Transcript of USTelematics, Inc. (UTLM) Investor Conference Call May 16, 2008

Participants
Howard Leventhal, Chief Executive Officer

Presentation

Operator
Greetings, ladies and gentlemen and welcome to the USTelematics Investor Conference Call. At this time all participants are on a listen-only mode. A question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press *0 and your telephone keypad. As a reminder this conference is being recorded.

Before we get started, I would like to read a cautionary statement. This conference call may contain forward-looking statements made by the senior management of USTelematics that involve risks and uncertainties that could affect USTelematics ability to achieve anticipated financial results. Additionally, certain statements contained in this call that are not based on historical facts or forward-looking statements within the meaning of the Private Security and Litigation Reform Act of 1995. USTelematics intend that forward-looking statements in the call be subject to the Safe Harbor, thereby, USTelematics actual results could differ materially from the results projected in or implied by such forward-looking statements as a result of the risk factors including the risk factors set forth in the company’s filings with the SEC.

With that, I would like to introduce Mr. Howard Leventhal, CEO of USTelematics. Thank you, you may begin.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Hello, everybody and thank you so much for participating. For those unfamiliar with USTelematics, we’re developers of advance products for the fast growing $34 billion worldwide connective car telematics marketplace. The growing of the industry is really outpacing everybody’s projections. Telematics includes products for delivery of high speed data and entertainment in passenger cars also known as rear seat infotainment, meaning information and entertainment. For USTelematics, you could say we make products that turn the family car into the family room, providing all the same entertainment and high speed internet services that you have at home in your car no matter where you go. So, you’ll never have a bored kid or an unproductive adult in the car no matter how long the trip. Our flagship products are the Voyager Mobile IPTV hardware products which provide live television, music, computer games, and mobile Wi-Fi envelop, etc for passenger cars and the Vivee Voice Enhanced E-mail and Text software and service.

First, today, I'd like to discuss the introduction of a new service product from USTelematics that we've dubbed 4VDO. 4VDO is a bundle of mobile wireless broadband connectivity and programming content services for the purpose of delivering live digital TV, music, games, and other programming into any adequately provisioned wireless device from our company’s Voyager Mobile IPTV to PDAs, smart phones, and multimedia-enabled cell phones. Because of the way we are technically packaging, bundling, and delivering these services, the gross profit to our company can exceed $600 per user. Our cost per user to deliver these services is projected to be less than 15% of sales of 4VDO service packages which leaves us with roughly an 85% gross margin on this category of business. 4VDO is a bundle of electronic services and although it was originally created to feed users of our Voyager Mobile IPTV hardware product, 4VDO is hardware agnostic and does not care what hardware it feeds. 4VDO is designed to feed Voyager users with programming and also users of Cumming systems built into automobiles at the factory, users of Blackberries, users of complex cell phones, and virtually all other categories of wireless broadband-enabled devices. The worldwide target market for subscribers to 4VDO approaches a billion individual users, all categories considered. When we deliver 4VDO service, we are not delivering a hardware product and we need make no cash investment in inventory or take any risks of making mistakes in manufacturing a hardware product or take any risk that a hardware product that we make may become obsolete.

From a financial risk standpoint, 4VDO is a dramatic improvement in our overall plan to focus primarily on being a manufacturer of hardware, meaning our original plan to focus primarily on being a manufacturer of hardware.

Our announcement of 4VDO comes along one week or so after Google, Sprint, Intel, and some other very smart people have joined forces in a company called Clearwire to widely proliferate a new technology called WiMAX all across the United States and beyond. WiMAX is something like Wi-Fi on steroids. It takes the Wi-Fi hotspot you find at Starbucks and enlarges it to cover entire cities and the spaces between cities.

Last week, we signed contracts involving both Sprint and Clearwire to add their services alongside the Verizon Wireless Broadband EVDO service that we've been offering to date. For the sake for full disclosure, I must advise, however, that we have not yet received the countersigned contracts back from Sprint and Clearwire although we don’t expect any problems there. We will publish press releases regarding these agreements when we do receive the counter signature.

And just a moment. Our goal with 4VDO is to bundle it with as many hardware devices as we can and to proliferate 4VDO out to many tens of thousands of users in a very short time and to an order of magnitude, greater number of users next year and beyond.

In that regard, I will now discuss the next significant development.

In January of this year at the Consumer Electronic Show, there was literally an overwhelming demand for our Voyager Mobile IPTV hardware product. It became immediately apparent at CES that meeting demand for this hardware product will be far beyond our capabilities as a manufacturer. After being approached by several well-known brand name automotive electronics manufacturers during an after CES, we made a decision to seek an established manufacturing and distribution partner for Voyager and to relieve ourselves of the enormous financial risks involved in being a manufacturer and to look to transfer our manufacturing duties to an entity or entities more experienced and with far greater resources in this arena than we are. We targeted the top five car electronics brands and have connected with two of them in the time period since CES. In recent days and hours, the dynamics of these discussions have changed to our benefit and although we issued a very specific press release on these negotiations just a few days ago, we’re going to be a bit more circumspect in private at this point about the specifics. Suffice it to say that we have received very strong interest in licensing Voyager from two very capable competitors and we are doing our best to maximize the results for the benefit of our company and all of its shareholders.

Moving on from that, yesterday, we announced a contract with one of Verizon’s largest wireless distributors. This contract will double our revenues for data service activation. In order words, when a unit of Voyager, regardless of who makes it, goes out into the world and is delivered to a consumer and that consumer activates the Verizon Wireless Broadband data service, our original deal with Verizon was a commission to us of approximately $155. In this new arrangement, which we issued a press release on just the other day, our commission roughly doubles that to $300. So when people buy our Voyager system, they can activate a Verizon Broadband card and that connects them up with our content deliver under the 4VDO system. Under these circumstances, even if we were to remain in the hardware manufacturing business, the profit potential to us by connecting people up with Verizon or Sprint or Clearwire or whomever, exceeds the gross margin on the hardware if we were to be continuing making the hardware and a lot of that, a hugely greater portion of that money goes directly to the bottom line. The agreement involving Verizon commissions is with Verizon’s largest master agent, a company that is based in Los Angeles called Celluphone which was the first authorized agent for Verizon Wireless ever, when Verizon was AT&T. Celluphone has grown to be one of the largest wireless distributors in the United States. Again, this is just another example of our strategy to drive revenues by getting both the hardware into the widest possible mass distribution and participating in ongoing subscription e-service revenue streams as a result of getting our Voyager hardware into the hands of people.

That’s my formal presentation at this point and now I would be happy to take questions that anybody has.

Operator
Thank you. Ladies and gentlemen, at this time, we will now be conducting a question and answer session. If you would like to ask a question, please press *1 on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press *2 if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the * keys.

Our first question comes from David Jordan with Axiom Capital Management. Please state your question.

David Jordan - Axiom Capital Management
Howard, good morning. Congratulations on all of our successes. It’s terrific. I was wondering what would the format be for… Sirius TV is in an OEM format with one of the big three, I believe, and I was wondering how would it be possible to make the Voyager a de facto OEM built in the car product for a big three or whatever manufacturer of automobiles and could you bring us through the potential in that opportunity.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Sure. Well, David, thank you for the question. It’s accurate that Sirius backseat car TV which has been under development for a long, long time is being distributed by Chrysler Corporation in a number of their vehicles. It is limited to three or four low resolution channels of kid-oriented programming which is fine the way it is but it’s a comparison between math and what you can get with Voyager is like being in a full service restaurant and Sirius is offering what’s in the sugar bowl and we’re offering every other last thing that’s one a hundred-item menu. You know, versus Sirius three channels, there are hundreds of channels of live TV available with Voyager, dump thousands and thousands and thousands of current and historic movie downloads from various sources including iTunes and CinemaNow and Movielink and other places. You can do everything with Voyager that you can do with a video iPod except Voyager has a much larger screen than a video iPod and it’s far more versatile. So, as a value package, in terms of what auto manufacturers can offer to consumers, there’s a tremendously greater value in Voyager than what’s being presently offered by Sirius and with the manufacturing arrangements that we are seeking to consummate, the various partners we’re talking to themselves have preexisting distribution in OEM automotive channels and it’s a very logical place for us to be and we hope to be on the right track toward getting there.

David Jordan - Axiom Capital Management
So its theoretical that you might be able to walk into a showroom a year or two from now and instead of being offered Sirius, being offered maybe theoretically Audiovox Voyager and when the car is delivered to me, it’s a turnkey situation where as opposed to having to go back to the automotive distributor and have it put in after market?

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
It, what you said, is a promising theory. David, thank you for your question. Next question.

Operator
Our next question comes from Kerry Freeman with LFK Associates. Please state your question.

Cary Freeman - LKF Associates
Hi. LKF Associates. How are you doing, Howard?

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Good. How are you?

Cary Freeman - LKF Associates
Given the fact that you intend to move into the aftermarket with OEMs, do you have any plans within your product suite to offer any of the other remote diagnostic services such as OnStar offers or are you strictly infotainment?

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
You know the big high level strategy, certainly. Do we have any products that are developed or under development in that class of service? The answer is no. We’d love to be there. It’s a logical place for us to be but we are not there at the present time.

Cary Freeman - LKF Associates
Okay.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Information and entertainment are the areas of focus that seems to be to us the low hanging fruit for us right now.

Cary Freeman - LKF Associates
Okay. But if someone had an interest in that side of the business and could utilize your hardware, you’d be interested in it?

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
You bet your life.

Cary Freeman - LKF Associates
Okay. Thank you.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Thank you.

Operator
Our next question comes from Jim Lyons. Please state your question.

Jim Lyons
Hi, Howard. Thank you very much for the presentation. Can you walk me through, if I go and buy a Voyager, am I then have the opportunity at the time to purchase any of a number of subscriptions at point of sale? Maybe you can kind of walk me through that. What I'm trying to get at is… I mean the subscription commission; they're wonderful. I just want to sort of have a sense of how easy it is for a consumer or customer to walk in, buy the hardware, get the software, and virtually drive away.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Sure. I could give you a three-hour long answer to that question or I’ll try and give you a three- or four-minute long answer to that question.

Jim Lyons
Thank you.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
In the research that we did as we, over the long period of time that we've gotten to this point, it become apparent to us that the best way to sell a product that delivers information and entertainment into the backseat of a car is within the process of selling that car as a new car. And our plan is and our focus will be to get Voyager distributed through a category of class of distributors called expediters. There are about 500 of these businesses all over the United States. They drive around in trucks. The trucks are filled with all kinds of fancy schmancy electronics products that don’t come from the factory. There’s… generally speaking, there’s a driver in the expediter truck and the driver is also an installer and a person might be buying whatever, a Cadillac Escalade, the expediter driver gets over to the Cadillac dealership and installs the upgraded electronic device perhaps while the credit application is in process and the customer is still there, so the customer can then just drive away.

And as everybody, fortunately or unfortunately, has probably experienced when you're buying a new car, the car dealership, you're faced with the very often distasteful experience of going into the finance manager’s office and I say this having been when I was a teenager which is a way long time ago, working my father’s car dealerships. So, I actually had one of these jobs but anyway, when you go into the finance office, there’s sort of a master contract and that is the payment contract and then underneath that contract, are various things that you might get along with your car which might be an upgraded radio or might be an insurance policy, it might be a decade ago, body side moldings and rust proofing. Our target is to offer a very small number of bundles of services in that closing process at car dealerships along with the hardware product and by services, I'm referring again to the 4VDO connectivity and programming services so that the purchase of the service is bundled into the finance contract and the customer pays one payment and the payment includes payment for the car and the services, the customer drives away and they're done with it. And that is how we’re structuring the service. That’s the way to make it simple. Things that are additive to that, after the customer would drive away with the initial activation would be stuff like an iTunes subscription, we’re not going to try and sell people Verizon and then sell them also dish-net ware programming and also sell them iTunes and also sell them much other stuff. They’ll be there for five hours. After they drive away, the software is designed to offer iTunes and offer Movielink and offer CinemaNow as the product is being used and to get people subscribing to those services post sale. That’s basically the process. And again, I could talk about it for three hours but that’s the summary.

Jim Lyons
Thank you very much.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Thank you. Next question.

Operator
Mr. Leventhal, there are no further questions at this time. You could go ahead with any closing comments.

Howard Leventhal - USTelematics, Inc. - Chief Executive Officer
Great. Our business has morphed quite a bit. We had our technology transformation and now we’re in amidst of a business model transformation. It appears to us that what we've done is sort of invert our initial profit model. We've gone from intending to be in a business that it was difficult to make a good profit margin and inverted it so it’s difficult not to make a good profit margin. We’re moving from being a hardware manufacturer to an e-services deliverer with very high service income and very low cost in delivery and it’s really to the great benefit of ourselves and to the company and to its shareholders and we look forward to great things and great accomplishments now and for the rest of the year. So, thank you all so much for your interest. We appreciate your looking at USTelematics and stay tuned to our website and press releases for more things coming up soon.

Operator
Thank you, sir. This concludes today’s conference. You may disconnect your lines at this time. Thank you all for your participation.